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                                   DLJDIRECT
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                       1999 INCENTIVE COMPENSATION PLAN


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                                       1

                                   DLJDIRECT
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                       1999 INCENTIVE COMPENSATION PLAN


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
                                                                        PAGE
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
1.     Purposes .....................................................   4

2.     Definitions ..................................................   4

3.     Administration ...............................................   6
       (a) Authority of the Committee ...............................   6
       (b) Manner of Exercise of Committee Authority ................   6
       (c) Limitation of Liability ..................................   7

4.     Shares Subject to Plan .......................................   7
       (a) Overall Number of Shares Available for Delivery ..........   7
       (b) Application of Limitation to Grants of Awards ............   7
       (c) Availability of Shares Not Delivered under Awards ........   7

5.     Eligibility; Per-Person Award Limitations ....................   7

6.     Specific Terms of Awards .....................................   8
       (a) General ..................................................   8
       (b) Options ..................................................   8
       (c) Share Appreciation Rights ................................   8
       (d) Restricted Shares ........................................   9
       (e) RSUs .....................................................   10
       (f) Bonus Shares and Awards in Lieu of Obligations ...........   10
       (g) Dividend Equivalents .....................................   10
       (h) Annual Incentive and Performance Awards. .................   10
       (i) Other Share-Based Awards .................................   11

7.     Certain Provisions Applicable to Awards ......................   11
       (a) Stand-Alone, Additional, Tandem, and Substitute Awards ...   11
       (b) Term of Awards ...........................................   11
       (c) Form and Timing of Payment under Awards; Deferrals .......   11
       (d) Exemptions from Section 16(b) Liability ..................   12
       (e) Loan Provisions ..........................................   12

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                                   DLJDIRECT
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                       1999 INCENTIVE COMPENSATION PLAN


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
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
8.     Performance and Annual Incentive Awards ......................    12
       (a) Performance Conditions ...................................    12
       (b) Performance Awards Granted to Designated Covered
              Employees .............................................    12
       (c) Annual Incentive Awards Granted to Designated Covered
              Employees .............................................    14
       (d) Written Determinations ...................................    15
       (e) Status of Section 8(b) and Section 8(c) Awards under
              Code Section 162(m) ...................................    15

9.     General Provisions ...........................................    15
       (a) Compliance with Legal and Other Requirements .............    15
       (b) Limits on Transferability; Beneficiaries .................    15
       (c) Adjustments ..............................................    16
       (d) Taxes ....................................................    16
       (e) Changes to the Plan and Awards ...........................    17
       (f) Limitation on Rights Conferred under Plan ................    17
       (g) Unfunded Status of Awards; Creation of Trusts ............    17
       (h) Nonexclusivity of the Plan ...............................    18
       (i) Payments in the Event of Forfeitures; Fractional Shares ..    18
       (j) Governing Law ............................................    18
       (k) Awards to Participants Outside the United States .........    18
       (l) Plan Effective Date and Shareholder Approval .............    18

                                   DLJDIRECT

                       1999 INCENTIVE COMPENSATION PLAN

     1. PURPOSES. The purposes of the DLJdirect 1999 Incentive Compensation Plan (the "Plan") are to provide incentives to executive officers and other selected key employees and service providers of Donaldson, Lufkin & Jenrette, Inc. and its Affiliates to contribute to the growth and profitability of the Company, to encourage such persons to remain in the employ or service of the Company, and to endeavor to qualify the compensation paid under the Plan for tax deductibility under Section 162(m) of the Code to the extent deemed appropriate by the Compensation and Management Committee of the Company's Board of Directors. Adoption of the Plan and the grant of Awards in accordance with the terms of the Plan has been determined by the Board to be in the best interest of the Company and its shareholders.

     2. DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

     (a) "Affiliate" means (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.


     (b) "Annual Incentive Award" means an Award granted to a Participant which is conditioned upon satisfaction, during a period not in excess of one year, of performance criteria established by the Committee.

     (c) "Award" means any Option, SAR (including Limited SAR), Restricted Share, RSU, Share granted as a bonus or in lieu of another award, Dividend Equivalent, Other Share-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under the Plan.

     (d) "Beneficiary" means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the Participant's estate.

     (e) "Board" means the Board of Directors of the Company.

     (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

     (g) "Committee" means the Compensation and Management Committee of the Board.

     (h) "Company" means Donaldson, Lufkin & Jenrette, Inc. together with any successor thereto.

     (i) "Covered Employee" means an Eligible Employee who is a Covered Employee as specified in Section 8(e) of the Plan.

     (j) "Dividend Equivalent" means a right, granted to a Participant under
   Section 6(g), to receive cash, Shares, or other Awards equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

     (k) "Effective Date" means March 16, 1999.

     (l) "Eligible Employee" means each Executive Officer or director of the Company, other officers, employees or directors of the Company or any of its Affiliates, and other persons who provide services to the Company or any of its Affiliates. An employee on leave of absence may be considered as still in the employ of the Company or an Affiliate for purposes of eligibility for participation in the Plan. In addition, a person who has been offered employment by the Company or any of its Affiliates or agreed to become a director of the Company or any of its Affiliates is eligible to be granted an Award under the Plan; provided, however, that such Award shall be canceled if such person fails to commence such employment or service as a director, and no payment of value may be made in connection with such Award until such person has commenced such employment or service.


     (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

     (n) "Executive Officer" means an executive officer of the Company as defined under the Exchange Act.

     (o) "Fair Market Value" means the fair market value of the Shares, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Shares shall be equal to the closing price per share reported on a consolidated basis on the principal stock exchange upon which the Shares are traded on the date on which the value is to be determined (or the last immediately preceding date on which the Shares were traded).

     (p) "Incentive Stock Option" or "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto.

     (q) "Option" means a right, granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

     (r) "Other Share-Based Awards" means Awards granted to a Participant under Section 6(i) hereof.

     (s) "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Employee.

     (t) "Performance Award" means an Award granted to a Participant which is conditioned upon satisfaction, during a period in excess of one year but in no event more than ten years, of performance criteria established by the Committee.

     (u) "Qualified Member" means a member of the Committee who is a "non employee director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Code Section 162(m).

     (v) "Restricted Shares" means Shares granted to a Participant under
   Section 6(d) hereof that are subject to certain restrictions and to a risk of forfeiture.

     (w) "Restricted Share Units" or "RSUs" means a right, granted to a Participant under Section 6(e) hereof, to receive Shares, cash or a combination thereof at the end of a specified deferral period.

     (x) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

     (y) "Shares" means the Company's DLJdirect Common Stock, par value $0.10 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 9(c) hereof.

     (z) "Share Appreciation Rights" or "SAR" means a right granted to a Participant under Section 6(c) hereof.

   3. ADMINISTRATION.

     (a) Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the "Committee" shall be deemed to include references to the "Board". The Committee is authorized, subject to the provisions of the Plan, in its discretion, from time to time to select Eligible Employees and Participants; to grant Awards under the Plan; to establish, modify, or rescind such rules and regulations as it deems necessary for the proper administration of the Plan; and to make determinations and interpretations and to take such steps in connection with the Plan or the Awards granted thereunder as it deems necessary and advisable. All such actions by the Committee under the Plan or with respect to the Awards granted thereunder shall be final and binding on all persons. No member of the Committee shall be liable for any action taken, or determination made, in good faith.

     (b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, or relating to an Award intended by the Committee to qualify as "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Affiliates, Participants, Beneficiaries, transferees under
Section 9(b) hereof or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3 for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as "performance-based compensation" under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

     (c) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any executive officer, other officer or employee of the Company or an Affiliate, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or an Affiliate acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

     4. SHARES SUBJECT TO PLAN.

     (a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 9(c) hereof, the total number of Shares reserved and available for delivery in connection with Awards under the Plan shall be (i) 10,000,000, plus (ii) 7.5% of the number of Shares issued or delivered during the term of the Plan (excluding any issuance or delivery in connection with Awards, or any other compensation or benefit plan of the Company, or in connection with the initial public offering of Shares); provided, however, that the total number of Shares with respect to which ISOs may be granted shall not exceed 10,000,000. Any Shares delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

     (b) Application of Limitation to Grants of Awards. No Award may be granted if the number of Shares to be delivered in connection with such Award or, in the case of an Award relating to Shares but settleable only in cash (such as cash-only SARs), the number of shares to which such Award relates, exceeds the number of Shares remaining available under the Plan minus the number of Shares issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of shares previously counted in connection with an Award.

     (c) Availability of Shares Not Delivered under Awards. Shares subject to an Award under the Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of Shares to the Participant, including (i) the number of Shares withheld in payment of any exercise or purchase price of an Award or taxes relating to Awards, and (ii) the number of Shares surrendered in payment of any exercise or purchase price of an Award or taxes relating to any Award, will again be available for Awards under the Plan.


     5. ELIGIBILITY; PER-PERSON AWARD LIMITATIONS. Awards may be granted under the Plan only to Eligible Employees. In each fiscal year during any part of which the Plan is in effect, an Eligible Employee may not be granted Awards relating to more than 2,000,000 Shares, subject to adjustment as provided in
Section 9(c), under each of Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), 6(h), and 6(i). For purposes of applying the foregoing limitation to Sections 6(b) and 6(c), any Option or SAR that is canceled shall be treated as remaining outstanding, and any amendment to an Option or SAR that reduces the exercise or grant price (other than customary anti-dilution adjustments) shall be treated as the cancellation of the original Option or SAR and the issuance of a new Option or SAR. In addition, the maximum cash Award that may be earned under the Plan pursuant to Section 6(h) in respect of any fiscal year shall be $5,000,000, determined on an annualized basis in the case of a Performance Award.

     6. SPECIFIC TERMS OF AWARDS.

     (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must by paid to satisfy the requirements of applicable state law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

     (b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

     (i) Exercise Price. The exercise price per share of Shares purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of Shares on the date of grant of such Option except as provided under Section 7(a) hereof.

     (ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Shares, other Awards, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.

     (iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Code
   Section 422, unless the Participant has first requested the change that will result in such disqualification.

     (c) Share Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

     (i) Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the SAR as determined by the Committee, provided that such grant price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR except as provided under Section 7(a) hereof.

     (ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part

   (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards.

     (d) Restricted Shares. The Committee is authorized to grant Restricted Shares to Participants on the following terms and conditions:

     (i) Grant and Restrictions. Restricted Shares shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Shares, a Participant granted Restricted Shares shall have all of the rights of a shareholder, including the right to vote the Restricted Shares and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Shares, subject to Section 9(b) below, the Restricted Shares may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.


     (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Shares that are at that time subject to restrictions shall be forfeited and reacquired by the issuing company; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to the Restricted Shares shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of the Restricted Shares.

     (iii) Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares, that the issuing company retain physical possession of the certificates, and that the Participant deliver a stock power to the issuing company, endorsed in blank, relating to the Restricted Shares.

     (iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Shares, the Committee may require that any cash dividends paid on Restricted Shares be automatically reinvested in additional shares of Restricted Shares or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property have been distributed.

     (e) RSUs. The Committee is authorized to grant RSUs to Participants, which are rights to receive Shares, cash, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

     (i) Award and Restrictions. Satisfaction of an Award of RSUs shall occur upon expiration of the deferral period specified for such RSUs by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, RSUs shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. RSUs may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the RSUs, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

     (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the RSUs), all RSUs that are at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to RSUs shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of RSUs.

     (iii) Dividend Equivalents. Unless otherwise determined by the Committee at the date of grant, Dividend Equivalents on the specified number of Shares covered by an Award of RSUs shall be either (A) paid with respect to such RSUs at the dividend payment date in cash or unrestricted Shares having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such RSUs and the amount or value thereof automatically deemed reinvested in additional RSUs, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

     (f) Bonus Shares and Awards in Lieu of Obligations. The Committee is authorized to grant Shares as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

     (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Shares, or other Awards equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

     (h) Annual Incentive and Performance Awards. The Committee is authorized to make Annual Incentive Awards and Performance Awards payable in cash, Shares, or other Awards, on terms and conditions established by the Committee, subject to Section 8 in the event of Annual Incentive Awards or Performance Awards intended to qualify as "performance-based compensation" for purposes of Code
Section 162(m).

     (i) Other Share-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Shares or the value of securities of or the performance of specified Affiliates. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(i).

     7. CERTAIN PROVISIONS APPLICABLE TO AWARDS.

     (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary, or any business entity to be acquired by the Company or any subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any subsidiary, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, RSUs or Restricted Shares), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Shares minus the value of the cash compensation surrendered (for example, Options granted with an exercise price "discounted" by the amount of the cash compensation surrendered).

     (b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under Code Section 422).

     (c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or any subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, or other Awards, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the discretion of the Committee or upon the occurrence of one or more specified events. Installment or deferred payments may be required by the Committee to the extent necessary to qualify payments for deductibility under Code Section 162(m), or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares. Any payments mandatorily deferred by the Committee to qualify such payments for deductibility under Code Section 162(m) shall include a reasonable rate of interest.

     (d) Exemptions from Section 16(b) Liability. It is the intent of the Company and its subsidiaries that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt under Rule 16b-3 (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

     (e) Loan Provisions. With the consent of the Committee, and subject at all times to, and only to the extent, if any, permitted under and in accordance with, laws and regulations and other binding obligations or provisions applicable to the Company and/or any subsidiary, the Company and/or any subsidiary may make, guarantee or arrange for a loan or loans to a Participant with respect to the exercise of any Option, purchase of Shares or other payment in connection with any Award, including the payment by a Participant of any or all federal, state or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, the terms on which the loan is to be repaid and conditions, if any, under which the loan or loans may be forgiven.

     8. PERFORMANCE AND ANNUAL INCENTIVE AWARDS.

     (a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions; provided, however, that all Performance Awards and Annual Incentive Awards shall comply with the requirements of Sections 8(b) and 8(c) hereof unless the Committee specifically determines at the time of grant that such Award is not intended to qualify as "performance-based compensation" under Code Section 162(m).

     (b) Performance Awards Granted to Designated Covered Employees. Unless the Committee determines that a Performance Award is not intended to qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 8(b).

     (i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

     (ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business units of the Company or any of its Affiliates (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) revenues; increase in revenues; the excess of all or a portion of revenues over operating expenses (excluding expenses determined by the Committee at the time performance goals are established); (3) cash flow; (4) cash flow return on investment; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) management value added; (7) operating margin; (8) net income; pretax earnings; pretax earnings before interest, depreciation, amortization and/or incentive compensation; pretax operating earnings; operating earnings (with or without investment gains or losses); (9) total shareholder return; (10) reduction in costs; (11) increase in the Fair Market Value of the Shares; and (12) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparator companies. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof.

     (iii) Performance Period; Timing for Establishing Performance
   Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code Section 162(m).

     (iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company, any subsidiary and/or any business unit of the Company and/or any of its subsidiaries in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with
   Section 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria, provided that the amount of the Performance Award pool can be determined by an independent third party in possession of all the relevant facts.

     (v) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Shares or other Awards, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a

   Covered Employee in respect of a Performance Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

     (c) Annual Incentive Awards Granted to Designated Covered
Employees. Unless the Committee determines that an Annual Incentive Award is not intended to qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 8(c).

     (i) Annual Incentive Award Pool. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company, any subsidiary and/or any business unit of the Company and/or any of its subsidiaries in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria, provided that the amount of the Annual Incentive Award pool can be determined by an independent third party in possession of all the relevant facts.

     (ii) Potential Annual Incentive Awards. Not later than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be "performance-based compensation" under Code Section 162(m), the Committee shall determine the Eligible Employees who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under
   Section 8(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Code
   Section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee.

     (iii) Payout of Annual Incentive Awards. After the end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or
   (B) the amount of potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under Code
   Section 162(m). The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award. Settlement of Annual Incentive Awards shall be in cash, Shares or other Awards, in the discretion of the Committee.

     (d) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 8(c), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). No Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m) shall be paid until the Committee has certified in writing that the applicable performance goals have been achieved. The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

     (e) Status of Section 8(b) and Section 8(c) Awards under Code Section 162(m). It is the intent of the Company and its subsidiaries that Performance Awards and Annual Incentive Awards under Sections 8(b) and 8(c) hereof granted to persons who are likely to be Covered Employees within the meaning of Code
Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 8(b),
(c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean any Eligible Employee who receives a Performance Award or an Annual Incentive Award unless the Committee determines, at the time of grant, that such Award is not intended to qualify as "performance-based compensation" for purposes of Code Section 162(m). If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

     9. GENERAL PROVISIONS.

     (a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

     (b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a

Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

     (c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5 hereof, (iii) the number and kind of Shares subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and any Annual Incentive Award pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or any business unit, or the financial statements of the Company or any subsidiary or business unit, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SARs, Performance Awards granted under Section 8(b) hereof or Annual Incentive Awards granted under Section 8(c) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder.

     (d) Taxes. The Company and/or any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and/or any subsidiary and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

     (e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company's stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Shares having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting.

     (f) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Employee or Participant the right to continue as an Eligible Employee or Participant or in the employ or service of the Company or a subsidiary, (ii) interfering in any way with the right of the Company or a subsidiary to terminate any Eligible Employee's or Participant's employment or service at any time, (iii) giving an Eligible Employee or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred Shares in accordance with the terms of an Award.

     (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

     (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

     (i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     (j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the New York Business Corporation Law, without giving effect to principles of conflicts of laws, and applicable federal law.

     (k) Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of such an Award to a Participant who is resident of or primarily employed in the United States. An Award may be modified under this Section 9(k) in a manner that is consistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under
Section 16(b) for the Participant whose Award is modified.

     (l) Plan Effective Date and Stockholder Approval. The Plan has been adopted by the Board, effective March 16, 1999, subject to approval by the stockholders of the Company.

             STOCKHOLDER'S PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
     P
                        DONALDSON, LUFKIN & JENRETTE, INC.
     R
       To: Donaldson, Lufkin & Jenrette, Inc.
     O
       I appoint Marjorie S. White and Michael A. Boyd, individually and
     Y together, as my proxies, with power of substitution, to vote all of my
       DONALDSON, LUFKIN & JENRETTE, INC. common stock at the Special X
       Meeting of Stockholders of DONALDSON, LUFKIN & JENRETTE, INC. to be held at the Company's offices, 8th Floor, 277 Park Avenue, New York, New York 10172, on Tuesday, May 25, 1999, at 10:00 a.m., New York City time, and at any adjournment or postponement of the meeting.

       MY PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS PROXY AS DIRECTED ON THE OTHER SIDE OF THIS CARD, BUT IN THE ABSENCE OF ANY INSTRUCTIONS FROM ME, MY PROXIES WILL VOTE "FOR" THE APPROVAL OF THE DLJDIRECT 1999 INCENTIVE COMPENSATIVE PLAN. MY PROXIES MAY VOTE ACCORDING TO THEIR DISCRETION ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING. I MAY REVOKE THIS PROXY PRIOR TO ITS EXERCISE.


               PLEASE SIGN AND DATE THE OTHER SIDE OF THIS CARD.

                        (Please fill in the appropriate box on the other side.)

                                                                   |
                                                                   |
                                                                   |   4 6 3 8
                                                                   |___

  [X]  PLEASE MARK YOUR
       CHOICES LIKE THIS IN
       BLUE OR BLACK INK.




  ITEM 1. APPROVAL OF DLJDIRECT 1999     FOR      AGAINST   ABSTAIN
  INCENTIVE COMPENSATION PLAN            [ ]        [ ]       [ ]







                                             Note: Please sign exactly as
                                             name(s) appear(s) above. If
                                             acting as an executor,
                                             administrator, trustee, guardian,
                                             etc., you should so indicate in
                                             signing. If the stockholder is a
                                             corporation, please sign the full
                                             corporate name, by a duly
                                             authorized officer. If shares are
                                             held jointly, each stockholder
                                             named should sign. Date and
                                             promptly return this card in the
                                             envelope provided.



                                             ----------------------------------
                                             SIGNATURE(S)             DATE


                                             ----------------------------------
                                              SIGNATURE(S)            DATE

          401 (K) RETIREMENT SAVINGS PLAN DIRECTION SOLICITED BY THE
                             BOARD OF DIRECTORS OF
     P                 DONALDSON, LUFKIN & JENRETTE, INC.

     R
       To: Fidelity Management Trust Company, Trustee
     O
       I direct Fidelity Management Trust Company, Trustee under the 401 (k)
     Y Retirement Savings Plan for Employees of Donaldson Lufkin and Jenrette,
       Inc., to vote in person or by proxy all of the shares of X
       DONALDSON, LUFKIN & JENRETTE, INC. common stock allocated to the account of the undersigned under such Plan at the Special Meeting of Stockholders of DONALDSON, LUFKIN & JENRETTE, INC. to be held at the Company's offices, 8th Floor, 277 Park Avenue, New York, New York 10172, on Tuesday, May 25 1999, at 10:00 a.m., New York City time, and at any adjournment or postponement of the meeting.


       THE SHARES REPRESENTED BY THIS DIRECTION WILL BE VOTED AS DIRECTED ON THE OTHER SIDE OF THIS CARD, BUT IN THE ABSENCE OF ANY INSTRUCTIONS FROM ME, WILL BE VOTED "FOR" THE APPROVAL OF THE DLJDIRECT 1999 INCENTIVE COMPENSATION PLAN. THE TRUSTEE MAY VOTE ACCORDING TO ITS DISCRETION ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING.



               PLEASE SIGN AND DATE THE OTHER SIDE OF THIS CARD.

                        (Please fill in the appropriate box on the other side.)

                                                                 |
                                                                 |
                                                                 |
                                                                 |     4 6 4 8
                                                                 |____
[X] PLEASE MARK YOUR
    CHOICES LIKE THIS IN
    BLUE OR BLACK INK.





ITEM 1. APPROVAL OF DLJDIRECT 1999     FOR   AGAINST    ABSTAIN
INCENTIVE COMPENSATION PLAN            [ ]     [ ]        [ ]




                                            Note: Please sign exactly as
                                                  name(s) appear(s) above.




                                            --------------------------------
                                            SIGNATURE(S)             DATE


                                            --------------------------------
                                            SIGNATURE(S)             DATE